UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.)

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Huttig Building Products, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Online Go to www.envisionreports.com/HBP or scan the QR code – login details are located in the shaded bar below.
Votes submitted electronically must be received by 6:00am, ET, on May 10, 2022.
Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Important Notice Regarding the Availability of Proxy Materials for the

Huttig Building Products, Inc. Stockholder Meeting to be Held on May 10, 2022

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. You can also vote by phone as provided above. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The Notice, Annual Report, 10-K to stockholders are available at:

www.envisionreports.com/HBP

Easy Online Access – View your proxy materials and vote.
Step 1:	Go to www.envisionreports.com/HBP.
Step 2:	Click on Cast Your Vote or Request Materials.
Step 3:	Follow the instructions on the screen to log in.
Step 4:	Make your selections as instructed on each screen for your delivery preferences.
Step 5:	Vote your shares.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before April 29, 2022 to facilitate timely delivery.

	2 N O T	C O Y
03M47C

Stockholder Meeting Notice

Huttig Building Products, Inc.’s Annual Meeting of Stockholders will be held on May 10, 2022 at the Meadowbrooke/Forest Hills Conference Room, St. Louis Marriott West, located at 660 Maryville Centre Drive, St. Louis, Missouri 63141, at 8:00 a.m. Central Daylight Time.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommend a vote FOR all nominees for election as a director in Proposal 1, and FOR Proposals 2 and 3:

1.	Election of Directors for a three-year term expiring at the 2025 Annual Meeting of Stockholders:

01 - Mr. James Hibberd;

02 - Mr. Patrick Larmon;

03 - Mr. Jon Vrabely;

2.	To approve, by a non-binding advisory vote, the compensation paid to our named executive officers;
3.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2022.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card or vote by phone. If you wish to attend and vote at the meeting, please bring this notice with you.

Here’s how to order a copy of the proxy materials and select delivery preferences:
Current and future delivery requests can be submitted using the options below.
If you request an email copy, you will receive an email with a link to the current meeting materials.
PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.

– Internet – Go to www.envisionreports.com/HBP. Click Cast Your Vote or Request Materials.

– Phone – Call us free of charge at 1-866-641-4276.

–   Email – Send an email to investorvote@computershare.com with “Proxy Materials Huttig Building Products, Inc.” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.

To facilitate timely delivery, all requests for a paper copy of proxy materials must be received by April 29, 2022.